Exhibit 10.13

EXECUTION VERSION

THIS NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITY MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) AN OPINION OF COUNSEL IS OBTAINED BY LENDER OR BORROWER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO LENDER, THAT SUCH SECURITY MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

FORM OF INTERCOMPANY NOTE AND ASSUMPTION AGREEMENT

$1,100,000,000 Revolving Commitments	May 8, 2024
$399,287,985 Term Loan A Facility
$819,165,652 Term Loan B Facility

FOR VALUE RECEIVED, Lions Gate Television Inc., a Delaware corporation (“Borrower” and sometimes also referred to herein as “Assuming Party”), promises to pay to the order of Lions Gate Capital Holdings LLC, a Delaware limited liability company (“Lender”), in lawful money of the United States:

(a)

loans from time to time outstanding pursuant to a revolving credit facility with commitments of up to $1,100,000,000 (such loans, “Revolving Loans” and such facility, the “Revolving Credit Facility”), plus

(b)	the principal sum of $399,287,985 (such loans, “Term A Loans” and such facility, the “Term Loan A Facility”), plus

(c)

the principal sum of $819,165,652 (such loans, “Term B Loans”, and together with the Revolving Loans and the Term A Loans, the “Loans”; such facility, the “Term Loan B Facility”, and together with the Revolving Credit Facility and the Term Loan A Facility, the “Facilities”), plus

(d)	in each case, interest at the rate set forth below.

Lender is party to (i) that certain Credit and Guarantee Agreement, dated as of December 8, 2016 (as amended through Amendment No. 5, dated as of June 14, 2023 and as may be further amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Lender, as borrower, Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LGEC”), the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, (ii) that certain Indenture, dated as of April 1, 2021 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “LGCH Indenture”), by and among Lender, as issuer, the guarantors from time to time party thereto, and Deutsche Bank Trust Company Americas, as trustee and (iii) that certain Indenture, dated as of May 8, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “LGCH1 Indenture” and together with the LGCH Indenture, the “Indentures”), by and among Lions Gate Capital Holdings 1, Inc., as issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee.

Upon consummation of the Transactions (as defined in the Business Combination Agreement, dated as of December 22, 2023, by and among Screaming Eagle Acquisition Corp., Lions Gate Entertainment Corp. and the other parties party thereto, as amended, restated, supplemented or otherwise modified from time to time), the Borrower shall become a wholly-owned subsidiary of Lionsgate Studios Corp. (“Holdings”).

Borrowings under this Note will be used by Borrower for general corporate purposes and for working capital.

The following terms shall apply to this Note:

1.	Maturity Date

(a)	The Revolving Credit Facility will mature on the earlier of (i) April 6, 2026 and (ii) the 2026 Revolving Credit Termination Date (as defined in the Credit Agreement) (the “RCF Maturity Date”).

(b)	The Term Loan A Facility will mature on the earlier of (i) April 6, 2026 and (ii) the 2026 Term A Termination Date (as defined in the Credit Agreement) (the “TLA Maturity Date”).

(c)	The Term Loan B Facility will mature on March 24, 2025 (the “TLB Maturity Date”, and together with the RCF Maturity Date and TLA Maturity Date, each a “Maturity Date”).

To the extent that the Maturity Date (as defined in the Credit Agreement) for any Facility (as defined in the Credit Agreement) shall occur on an earlier date or the Obligations (as defined in the Credit Agreement) under such Facility have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due) or, with respect to the Revolving Facility (as defined in the Credit Agreement), the Termination Date (as defined in the Credit Agreement) has occurred, the corresponding Maturity Date under this Note for the corresponding facility shall automatically become such earlier date.

2.	Borrowings, Interest Rate and Fees

(a)	The Term A Loans and Term B Loans shall be deemed incurred on the date hereof.

(b)

Borrower may from time to time request to borrow Revolving Loans upon five (5) Business Days’ (as defined in the Credit Agreement) (or such shorter period as Lender may agree in its sole discretion) notice of the amount of the requested borrowing (e-mail being sufficient). Each borrowing shall be in an amount equal to $1,000,000 or such greater amount that is an integral multiple of $250,000. Lender shall update Appendix 1 from time to time to indicate the date and amount of the initial advance of each Revolving Loan and amount of each repayment of any Revolving Loan. Appendix 1 shall be conclusive and binding evidence of the principal amount of the Revolving Loans from time to time outstanding hereunder absent manifest error.

(c)

Interest on any Revolving Loans and the Term A Loans shall accrue at a rate equal to Adjusted Term SOFR (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement) then applicable to Revolving Loans and Term A Loans (each as defined in the Credit Agreement), as applicable, under the Credit Agreement.

(d)

Interest on the Term B Loans shall accrue at a rate equal to Adjusted Term SOFR (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement) then applicable to Term B Loans (as defined in the Credit Agreement) under the Credit Agreement.

(e)

Each borrowing of Loans hereunder shall be subject to an interest period corresponding to the Interest Period (as defined in the Credit Agreement) then applicable to (i) with respect to the Revolving Loans, the corresponding Revolving Loans (as defined in the Credit Agreement) borrowed under the Credit Agreement, (ii) with respect to the Term A Loans, the Term A Loans (as defined in the Credit Agreement) under the Credit Agreement and (iii) with respect to the Term B Loans, the Term B Loans (as defined in the Credit Agreement) under the Credit Agreement.

(f)

Borrower shall pay to Lender interest accrued pursuant to preceding clause (e) on each Interest Payment Date (as defined in the Credit Agreement) applicable to (i) with respect to the Revolving Loans, the corresponding Revolving Loans (as defined in the Credit Agreement) borrowed under the Credit Agreement, (ii) with respect to the Term A Loans, the Term A Loans (as defined in the Credit Agreement) under the Credit Agreement and (iii) with respect to the Term B Loans, the Term B Loans (as defined in the Credit Agreement) under the Credit Agreement.

(g)

Interest on all Loans shall compound and be computed (i) with respect to the Revolving Loans, in the manner applicable to the corresponding Revolving Loans (as defined in the Credit Agreement) borrowed under the Credit Agreement, (ii) with respect to the Term A Loans, in the manner applicable to the Term A Loans (as defined in the Credit Agreement) under the Credit Agreement and (iii) with respect to the Term B Loans, in the manner applicable to the Term B Loans (as defined in the Credit Agreement) under the Credit Agreement.

(h)

Borrower shall pay to Lender a commitment fee at a rate per annum equal to the then-applicable Commitment Fee Rate (as defined in the Credit Agreement) (the “Commitment Fee”). Lender will notify Borrower of the applicable Commitment Fee on each Adjustment Date (as defined in the Credit Agreement). Such Commitment Fee shall be payable quarterly in arrears on each Fee Payment Date (as defined in the Credit Agreement) by Borrower to Lender.

(i)

Borrower shall pay to Lender a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) each outstanding Letter of Credit entered into from time to time under the Credit Agreement that is determined by Lender (in its reasonable discretion) to have been issued for the benefit of Holdings and its subsidiaries hereunder, in accordance with Section 2.12(b) of the Credit Agreement. Such Letters of Credit shall be as set forth on Appendix 2 hereto.

(j)

The principal amount outstanding under each Facility hereunder shall be reduced on a pro rata basis by any principal amount of loans under the Credit Agreement that is repaid from the assets of Borrower and its subsidiaries as a result of a payment on the guarantee, or any foreclosure on collateral, of the Credit Agreement or Indentures.

3.	Payments

(a)

Borrower shall make principal payments on the Term A Loans hereunder in an amount equal to its pro rata share (as determined by Lender in its reasonable discretion) of the principal payments due and payable under (and in accordance with) Section 2.7(a) of the Credit Agreement as if such section were set forth herein, mutatis mutandis.

(b)

Borrower shall make principal payments on the Term B Loans hereunder in an amount equal to its pro rata share (as determined by Lender in its reasonable discretion) of the principal payments due and payable under (and in accordance with) Section 2.7(b) of the Credit Agreement as if such Section were set forth herein, mutatis mutandis.

(c)	Each Revolving Loan hereunder shall mature and become due and payable on the RCF Maturity Date.

(d)	The principal and all accrued and unpaid interest under this Note shall be fully paid by the applicable Maturity Date for each Facility.

(e)

If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable in accordance with the provisions in the Credit Agreement that would be applicable to such payment thereunder.

4.	Prepayment Provisions

(a)

Voluntary Prepayments. Borrower shall have the right upon prior notice to Lender to prepay in full or in part any amounts outstanding under this Note. Borrower shall give Lender written notice of Borrower’s intention to make the prepayment, specifying the date (the “Prepayment Date”) and amount of prepayment to be made. Such notice shall be provided not less than three (3) nor more than 15 days before the Prepayment Date (or such shorter period as may be agreed by Lender).

(b)	Mandatory Prepayments.

(i)

In the event that Lender is required to make a mandatory prepayment resulting from Excess Cash Flow (as defined in the Credit Agreement) pursuant to Section 2.8(c)(iii) of the Credit Agreement (and such mandatory prepayment has actually become payable under the Credit Agreement after giving effect to any deductions, extensions, reinvestment rights, or similar exceptions), Borrower shall promptly pay to Lender its pro rata share (as determined by Lender in its reasonable discretion) of such Excess Cash Flow prepayment in respect of the applicable Loans hereunder.

(ii)

In the event that Holdings or any of its subsidiaries makes any Asset Sale (as defined in the Credit Agreement) that results in Lender being required to make a mandatory prepayment in connection with Net Available Cash (as defined in the Credit Agreement) pursuant to Section 2.8(c)(ii) of the Credit Agreement (and such mandatory prepayment has actually become payable under the Credit Agreement after giving effect to any deductions, extensions, reinvestment rights, or similar exceptions), Borrower shall promptly pay to Lender an amount equal to such Net Available Cash in respect of the applicable Loans hereunder.

(c)	Sale Transaction or Change of Control. Immediately prior to or simultaneously with the closing of any Sale Transaction or Change of Control, Borrower shall prepay the Loans in full in cash.

For purpose hereof, a “Sale Transaction” means any merger, consolidation, spin-off, distribution, sale, disposition, amalgamation, transfer or other transaction after which LGEC does not continue to own, directly or indirectly, common stock in Borrower that (1) constitutes at least a majority of the outstanding economic interests of Borrower and at least a majority of the outstanding voting interests of Borrower and (2) provides for sufficient voting power to elect at least a majority of the members of the board of directors of Borrower.

For purposes hereof, a “Change of Control” shall be deemed to occur if at any time, any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all or a majority (i) of the then-outstanding common equity securities of Borrower and (ii) of the voting power of Borrower’s voting securities, in each case other than a sale, transfer or other disposition of equity interests, merger, consolidation, share exchange or other business combination or reorganization transaction (each a “Business Combination”) in which the holders of equity interests of Borrower immediately before the consummation of such Business Combination own at least a majority of the (A) outstanding common equity securities of the surviving entity (or its ultimate parent entity) or (B) voting power of the outstanding voting securities of the surviving entity (or its ultimate parent entity), in each case immediately following the consummation of such Business Combination, in substantially the same proportions as they owned (I) the outstanding common equity securities of Borrower and (II) the voting power of Borrower’s voting securities, in each case immediately prior to the consummation of such Business Combination.

5.	Conditions to Borrowing. The obligation of Lender to make a Revolving Loan hereunder is subject to satisfaction in full or waiver by Borrower of the following conditions precedent:

(a)

Representations and Warranties. Each of the representations and warranties made by Holdings and Borrower hereunder shall be true and correct in all material respects (or in all respects, if qualified by a materiality threshold) on and as of such date as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date).

(b)	No Default. No Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)

Revolving Credit Availability. After giving effect to any requested extension of credit, the aggregate principal amount of all Revolving Loans and L/C Obligations (each as defined in the Credit Agreement) under the Credit Agreement shall not exceed the aggregate Revolving Credit Commitments (as defined in the Credit Agreement).

6.	Default

(a)	Each of the following events shall constitute an “Event of Default” hereunder:

(i)	Any failure on the part of Borrower to make any payment of the principal due under this Note when due, whether by acceleration or otherwise; or

(ii)	Any failure on the part of Borrower to make any payment of interest, fees or other amounts payable hereunder and such failure shall continue unremedied for a period of five (5) Business Days; or

(iii)

(A) Any representation or warranty contained in this Note, made to Lender by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made, or (B) Borrower defaults in the performance or observance of any of its other covenants or agreements herein, and the same remains unremedied for a period ending on the first to occur of five (5) days after Borrower shall receive written notice of any such failure from Lender or ten (10) days after Borrower shall become aware thereof; or

(iv)

(A) Holdings or Borrower shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under Title 11, United States Code, as amended from time to time, and any successor statute thereto, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) Holdings or Borrower shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) Holdings or Borrower applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) Holdings or Borrower makes a general assignment for the benefit of creditors; or

(v)

(A) Commencement of any proceedings or the taking of any other action against Holdings or Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) consecutive days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for Holdings or Borrower or for all or substantially all of its property and the continuance of any of such events for sixty (60) consecutive days undismissed, unbonded or undisclosed; or (C) the issuance of a warrant of attachment, execution or similar process against any of the material assets of Holdings or Borrower and the continuance of such event for sixty (60) consecutive days undismissed, unbonded and undischarged.

(b)

If an Event of Default occurs and is continuing, Lender may by written notice to Borrower declare all outstanding principal amounts of and all accrued interest on and all other amounts payable under this Note to be due and payable immediately. Without limiting the foregoing, if an Event of Default occurs and is continuing, Lender shall have the benefit of any and all remedies available at law or in equity with respect to this Note, including, without limitation, the continuing accrual of interest not only on all outstanding principal amounts of this Note but on all accrued interest on this Note.

(c)

No course of dealing or delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of Lender. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statue or otherwise.

(d)

Default Rate of Interest. If any amount of interest payable by Borrower is not paid when due (without regard to any applicable grace period), whether semi-annually or at any Maturity Date, by acceleration or otherwise, then such unpaid amount shall thereafter bear interest equal to the default rate (the “Default Rate”) to the fullest extent permitted by applicable Laws. Past due interest shall be due and payable upon demand. Default Rate means a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable hereunder.

7.	Representations and Warranties

(a)

Existence and Rights. Each of Holdings and Borrower is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that each such concept exists in such jurisdiction); each of Holdings and Borrower has all necessary powers and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification necessary; each of Holdings and Borrower possesses or will possess, as the case may be, all necessary licenses or permissions necessary to conduct its business as now conducted or as such business may be conducted, as the case may be; and each of Holdings and Borrower has all requisite right, power and adequate authority to make and carry out the terms of this Note, to execute, deliver and issue this Note as herein provided.

(b)

No Conflict. The execution, delivery and issuance of this Note will not result in a breach of or constitute a default under any agreement, indenture, loan, credit agreement, lease, undertaking or other instrument to which Holdings or Borrower is a party or by which it or any of its properties may be bound or affected.

(c)

Credit Agreement. The representations and warranties set forth in Article 4 of the Credit Agreement are hereby incorporated as if each such representation and warranty (and all related definitions, but subject to the proviso to this sentence) were set forth herein, mutatis mutandis; provided that, for purposes of determining compliance under this Note with such covenants, each reference to “LGEC” in such Article of the Credit Agreement (and all related definitions) shall be deemed to refer to Borrower.

8.	Covenants

Until such time as all of Borrower’s obligations under this Note have been discharged and performed in full, each of Holdings and Borrower covenants, undertakes and agrees as follows:

(a)

Conduct of Business. Each of Holdings and Borrower and each of its subsidiaries shall diligently conduct its business in a proper and efficient manner so as to preserve and protect its respective business, property, assets and undertaking.

(b)

Register of Holders. Borrower shall, as part of the corporate records contained in its minute books, cause to be kept a register of Note holders (the “Holders”) at the place where Borrower may from time to time keep its minute book as required by applicable law. The register shall contain all particulars concerning the Note and the Holders as are required by applicable law or this Note, including the name and last known address of each Holder, the principal amount outstanding hereunder and a record of all sales, transfers and assignments (whether absolute or for the purpose of giving security) of this Note, in whole or in part. The initial registered Holder shall be Lions Gate Capital Holdings LLC.

(c)

Books of Account and Financial Information. Each of Holdings and Borrower shall keep proper books of account in accordance with generally accepted accounting principles, provided that Lender shall treat all such information as confidential and proprietary to Holdings and Borrower and shall not disclose such information to any person other than to its professional advisors or to an actual or potential assignee or purchaser of this Note on a need to know basis after obtaining such person’s agreement to treat such information as confidential and proprietary to Holdings and Borrower, and each of Holdings and Borrower shall:

(i)	furnish to Lender all information and statements relating to its business, subsidiaries and assets which Lender reasonably requests; and

(ii)

permit Lender or its authorized agent at any time to have access to all premises occupied by Holdings or Borrower in order to examine the books of account, and other financial records and reports of Holdings or Borrower, and to have temporary custody of, make copies of and take extracts from such documents.

(d)

Further Assurances. Borrower shall at all times do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts and assurances as Lender may reasonably require in order to better give effect to the provisions of this Note.

(e)	Priority. Borrower covenants that Borrower’s repayment and performance obligations hereunder shall be:

(i)	senior in priority to all payments by obligations of Borrower arising from any present, past or future purchase, sale or ownership of Borrower’s equity interests, and

(ii)	senior or equal in priority to Borrower’s obligations to Borrower’s unsecured and unsubordinated trade creditors.

(f)	Notice of Default. Borrower shall promptly notify Lender of the occurrence of any event which, with notice or lapse of time, would result in an Event of Default.

(g)

Guarantees and Collateral. Holdings and its subsidiaries that are Guarantors (as defined in the Credit Agreement) shall (i) remain Guarantors under the Credit Agreement and (ii) continue to pledge and cause to be pledged all assets pledged pursuant to the Credit Agreement, in each case unless and until released thereunder. In the event that Holdings and its subsidiaries that are Guarantors cease to be Guarantors under the Credit Agreement, Lender shall have the right to cause Holdings and such subsidiaries to promptly take all actions necessary to become guarantors hereunder and provide Lender with security over such property or the assets of such Guarantor previously pledged under the Credit Agreement in favor of Lender on a basis that would provide a perfected lien on such terms and take such additional actions as Lender may deem reasonable and appropriate or advisable to create and fully perfect in favor of Lender a valid and enforceable security interest in such assets of such Guarantor.

(h)	[Reserved].

(i)

Affirmative Covenants. Holdings shall, and shall cause its subsidiaries to, observe and perform each of the covenants set forth in Article 6 of the Credit Agreement as if each such covenant (and all related definitions, but subject to the proviso to this sentence) were set forth herein, mutatis mutandis; provided that, for purposes of determining compliance under this Note with such covenants, each reference to “LGEC” in such Article of the Credit Agreement (and all related definitions) shall be deemed a reference to Holdings.

(j)

Negative Covenants. Holdings shall, and shall cause its subsidiaries to, observe and perform each of the covenants set forth in Article 7 of the Credit Agreement as if each such covenant (and all related definitions, but subject to the proviso to this sentence) were set forth herein, mutatis mutandis; provided that, for purposes of determining compliance under this Note with such covenants, each reference to “LGEC” in such Article of the Credit Agreement (and all related definitions), except Section 7.4, shall be deemed a reference to Holdings.

(k)

Events of Default. Holdings shall, and shall cause its subsidiaries to, not take, or fail to take, any action that would cause a Default or Event of Default in each case under and as defined in the Credit Agreement and Indentures.

9.	Indemnification

(a)

Indemnification. Borrower shall at all times defend and indemnify and hold Lender (which for the purposes of this paragraph shall include shareholders, officers, directors, employees, representatives and agents of Lender) and their successors and assigns (each, an “Indemnified Party”) free and harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any breach of any of the warranties, representations, agreements or covenants made by Borrower herein, and from any suit or proceeding of any kind or nature whatsoever against Lender arising from or connected with this Note and from any suit or proceeding that Lender reasonably may, in the good faith exercise of their respective business judgment, reasonably deem necessary or advisable to institute against any other person or company for any reason whatsoever to protect the rights of Lender hereunder, or any rights otherwise granted to Lender, including reasonable outside attorneys’ fees and costs and expenses incurred by Lender, all of which shall be charged to and paid by Borrower; provided, however, that Borrower shall have no obligation under this Section 9(a) with respect to any such event resulting from an Indemnified Party’s gross negligence or willful misconduct. The provisions of this Section 9(a) shall apply, without limitation, to claims brought by Lender against Borrower in enforcing the terms of this Note; provided, however, that with respect to any claim brought by Lender against Borrower that does not arise as a result of a third party claim against Lender, the provisions of this subsection shall apply only to such claims that result in a final resolution in favor of such claims.

(b)

Special Loan Indemnity. Without limiting any other indemnification obligation contained herein, Borrower shall indemnify Lender against any claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable outside attorneys’ fees) which Lender actually sustains or incurs directly as a consequence of (i) the occurrence of any Event of Default, or (ii) any loss or expense sustained or incurred by Lender from third parties in connection with maintaining this Note or any part thereof.

10.	Jurisdiction

BORROWER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO, OR A BREACH OF, THIS NOTE. BORROWER AGREES THAT SUCH COURT MAY AWARD REASONABLE LEGAL FEES AND EXPENSES TO THE PREVAILING PARTY.

11.	Waivers

(a)	Borrower waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

(b)

Borrower agrees that a waiver of rights under this Note shall not be deemed to be made by Lender unless such waiver shall be in writing, duly signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Borrower in any other respect at any other time.

(c)

Borrower agrees that in the event Lender demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

12.	Assignment

Neither Borrower nor Lender may assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger of Borrower, if a corporation, with or into any corporation) without the prior written consent of the other party hereto.

13.	Credit Agreement

To the extent the Credit Agreement as in effect on the date hereof is later amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified, the terms of this Note, including maturity, amortization, pricing and commitment fee, shall be amended by Borrower and Lender in consultation with one another to make corresponding changes as determined by Lender in its reasonable discretion to give effect to the economic impacts of such amendment or other modification. To the extent any notice or other communication is received by Lender in its capacity is borrower under the Credit Agreement (including with respect to any potential amendment, waiver or other modification thereto) that is material to the interests of Holdings, Borrower and their subsidiaries (as reasonably determined by LGEC in good faith), Lender will promptly notify Borrower of such notice or communication.

14.	Hedges

Lender executed certain interest rate swaps to manage its exposure to floating interest rate fluctuations with respect to the debt issued under the Credit Agreement that were treated as tax hedging transactions within the meaning of Section 1221 of the Code. In connection with the issuance of the Note, Borrower and its subsidiaries will assume the rights, obligations, costs and benefits associated with and provided under the terms of any floating-to-fixed swap contracts entered into from time to time by Lender in relation to the Credit Agreement. Borrower intends to comply with certain tax rules to identify the assumed swap contracts as hedging transactions for U.S. federal income tax purposes with respect to the aggregate outstanding balance under this Note. Borrower and Lender agree to determine in good faith from time to time the balances associated with any such swap contracts.

15.	Miscellaneous

(a)

Borrower will pay or reimburse Lender for all reasonable out of pocket costs and expenses incurred to secure the proceeds necessary to fund this Note through maturity. Such costs and expenses include, but are not limited to, investment banking, advisory, agent, legal and accounting fees, including those incurred to secure the initial funding, as well as any necessary refinancing over the term of this Note.

(b)	Borrower and its subsidiaries shall assume the unamortized debt issuance costs and any other costs associated with the Credit Agreement or other debt as determined by LGEC in good faith.

(c)

This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

(d)	This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

(e)

All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

(f)

In the event that any provision of this Note is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal or unenforceable.

(g)

All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the addresses set forth below:

To Lender:

Lions Gate Capital Holdings LLC

2700 Colorado Avenue,

Santa Monica, CA 90404

Attention: Adrian Kuzycz

Email: [Intentionally Omitted]

To Borrower:

Lions Gate Television Inc.

2700 Colorado Avenue,

Santa Monica, CA 90404

Attention: Adrian Kuzycz

Email: [Intentionally Omitted]

Any address set forth herein may be changed by notice given as provided in this subsection. Notices or other communication made hereunder shall be deemed to have been given (i) if delivered personally, by overnight courier service, e-mail or by facsimile, on the date received, or (ii) if certified or registered U.S. mail, return receipt requested, with postage prepaid, not later than three (3) business days following the date of sending.

(h)	Time is of the essence under this Note.

(i)	Each of the parties hereto shall execute such further documents, not inconsistent herewith, as may be necessary to effectuate the terms and provisions hereof.

16.	Assumption.

(a)

Notwithstanding anything herein or otherwise to the contrary, the initial incurrence of Loans on the date hereof shall be deemed an assumption by Assuming Party (such Loans, the “Assumed Loans”) and payments made by Assuming Party in respect thereof shall be deemed made to Lender in its capacity as paying agent and, following the receipt of any such payments, Lender shall promptly in its capacity as paying agent apply an amount equal to such proceeds to repay Loans outstanding under the Credit Agreement.

(b)

In the event that Lender pays down all or any portion of the indebtedness (principal and/or interest) outstanding under the Credit Agreement with proceeds derived from the operation of, from the sale of all or a portion of, or from the sale of all or a portion of the assets of, LGEC’s Media Networks business (also referred to as LGEC’s “Starz” business), and if but only to the extent that such repaid indebtedness was required by the terms of the Credit Agreement, or was otherwise mutually designated by Lender and Assuming Party, to include all or any portion of the Assumed Loans (any such portion of the Assumed Loans being referred to herein as the “Affected Assumed Loans”), then, in the absence of a contrary agreement between Lender and Assuming Party:

(i)	Assuming Party shall make a request to borrow new Revolving Loans in an amount equal to the Affected Assumed Loans;

(ii)	upon the issuance of such new Revolving Loans, the Assumed Loans shall be reduced by an amount equal to the Affected Assumed Loans; and

(iii)

notwithstanding anything to the contrary contained herein, the interest rate applicable to such new Revolving Loans shall not exceed the interest rate that had been applicable to the Affected Assumed Loans.

[Signature Page Follows]

AGREED TO AND ACCEPTED BY:

Lions Gate Television Inc. (“Borrower” and “Assuming Party”): /s/ Adrian Kuzycz Signature Adrian Kuzycz Print Name Executive Vice President and Secretary Title May 8, 2024 Date	Lions Gate Capital Holdings LLC (“Lender”): /s/ Adrian Kuzycz Signature Adrian Kuzycz Print Name President and Secretary Title May 8, 2024 Date

Lionsgate Studios Corp. (“Holdings”): /s/ James W. Barge Signature James W. Barge Print Name Chief Financial Officer Title May 8, 2024 Date

[Signature Page to Intercompany Note]

Appendix 1

[Intentionally omitted]

Appendix 2

[Intentionally omitted]